Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE VOTE THIS PROXY CARD TODAY
Your prompt response will save your fund the expense of additional mailings
RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE

(Please detach at perforation before mailing)

PROXY CARD	PROXY CARD

DYNAMIC U.S. GROWTH FUND
A SERIES OF
SCOTIA INSTITUTIONAL FUNDS

SPECIAL MEETING OF SHAREHOLDERS — MARCH 14, 2014

The undersigned hereby appoints David C. Lebisky and John H. Leven (the “Proxies”), and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of the Dynamic U.S. Growth Fund (the “Fund”) to be held at 10:00 a.m. (Eastern time) on March 14, 2014 at the offices of Scotia Institutional Funds, 1055 Westlakes Drive, Suite 301, Berwyn, PA 19312 and at any adjournment or adjournments thereof (the “Meeting”).  The Proxies will cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse side, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present.  The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED [JANUARY    , 2014]

VOTE VIA THE INTERNET: [INTERNET ADDRESS]
VIA THE TELEPHONE: [800-NUMBER]
CONTROL NUMBER:

Note: Please sign exactly as shareholder name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature
Signature of joint owner, if any
Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD
IN THE ENCLOSED ENVELOPE TODAY

(Please detach at perforation before mailing)

This proxy is solicited by the Board of Trustees of Scotia Institutional Funds, which unanimously recommends that you vote in favor of the proposal.

Please sign, date and return the proxy card promptly using the enclosed envelope.  Every properly signed proxy card will be voted in the manner specified hereon and, in the absence of specification, will be treated as granting authority to vote “FOR” the proposal.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: ☐

	FOR	AGAINST	ABSTAIN
1.

To approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) between Scotia Institutional Funds on behalf of its Dynamic U.S. Growth Fund (the “Acquired Fund”) and The RBB Fund, Inc. on behalf of its Dynamic U.S. Growth Fund (the “Acquiring Fund”), providing for (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund, in exchange for Class I shares of the Acquiring Fund; and (ii) the subsequent pro rata distribution of Acquiring Fund Shares to the Acquired Fund shareholders in liquidation of the Acquired Fund.

	☐	☐	☐